Exhibit 1A-4

FORM OF SUBSCRIPTION AGREEMENT

TEJASCORE TECHSYSTEMS INC.

Common Stock, par value $0.0001 per share, at $1.00 per share

Offering conducted pursuant to Tier 2 of Regulation A under the Securities Act of 1933, as amended

INSTRUCTIONS TO SUBSCRIBERS

To subscribe for shares of common stock of Tejascore Techsystems Inc., a Wyoming corporation (the "Company"), complete and sign this Subscription Agreement (this "Agreement") and deliver it to the Company at 1031 Ives Dairy Road #53, Suite 228, Miami, FL 33179, or by electronic delivery as directed by the Company, and transmit the full subscription amount by wire transfer, or by such other method as the Company may permit, directly to North Capital Private Securities Corporation, as escrow agent (the "Escrow Agent"), in accordance with the wire instructions provided with this Agreement. Subscription funds must not be transmitted to the Company, and neither the Company nor any of its officers or directors will accept or hold investor funds. No subscription funds will be accepted prior to qualification of the offering statement of which the Offering Circular forms a part.

1. SUBSCRIPTION

1.1. Subject to the terms and conditions of this Agreement and of the offering circular of the Company, including all amendments and supplements thereto (the "Offering Circular"), the undersigned (the "Subscriber") irrevocably subscribes for the number of shares of common stock of the Company, par value $0.0001 per share (the "Shares"), set forth on the signature page of this Agreement, at a purchase price of $1.00 per Share, for the aggregate subscription amount set forth on the signature page (the "Subscription Amount"). The offering is made only by means of the Offering Circular, is self underwritten and conducted on a best efforts basis by the officers and directors of the Company without commission, and is subject to a minimum offering amount of $8,210,000. If subscriptions aggregating at least the minimum offering amount are not received and accepted prior to the termination of the Offering, all subscription funds will be returned to subscribers promptly, without deduction and without interest. The Company is offering up to 50,000,000 Shares for maximum gross proceeds of $50,000,000.

2. PAYMENT; ESCROW

2.1. Concurrently with the delivery of this Agreement, the Subscriber shall transmit the Subscription Amount directly to the Escrow Agent in accordance with the instructions provided with this Agreement. All subscription funds will be held in escrow by the Escrow Agent in a non interest bearing account pursuant to the escrow agreement between the Company and the Escrow Agent (the "Escrow Agreement") and will be released to the Company only upon satisfaction of the milestone release conditions applicable to each acquisition stage, as described in the Offering Circular under "Plan of Distribution" and "How We Plan to Use Proceeds from the Sale of Our Shares." The fees of the Escrow Agent are borne personally by the Chief Executive Officer of the Company and are not charged to the Company or to the Subscriber.

3. ACCEPTANCE; IRREVOCABILITY; REJECTION

3.1. This subscription shall not be binding on the Company until accepted by the Company, which acceptance is evidenced by the Company's execution of this Agreement where indicated. The Company may accept or reject this subscription, in whole or in part, in its sole discretion, and may accept subscriptions on a rolling basis without waiting for any threshold aggregate amount to be reached. If this subscription is rejected in whole or in part, the Company will instruct the Escrow Agent to return the Subscription Amount, or the rejected portion thereof, to the Subscriber without deduction and without interest, and this Agreement shall thereafter be of no force or effect to the extent of such rejection.

3.2. ONCE ACCEPTED BY THE COMPANY, THIS SUBSCRIPTION IS IRREVOCABLE. The Subscriber may not withdraw this subscription or obtain the return of the Subscription Amount while the Subscription Amount is held in escrow, except in the circumstances expressly described in the Offering Circular and in Section 5 of this Agreement.

4. ISSUANCE OF SHARES; BOOK ENTRY

4.1. The Shares will be issued to the Subscriber promptly upon the Company's acceptance of this subscription, and the Subscriber will become a stockholder of the Company upon such acceptance, notwithstanding that the Subscription Amount remains in escrow pending satisfaction of the release conditions described in the Offering Circular. The escrow arrangements govern the release of proceeds to the Company; they do not defer the offer, sale, or issuance of the Shares.

4.2. The Shares will be issued in uncertificated, book entry form and no physical certificates will be issued. The Shares will be recorded on the stockholder records maintained by the Company or, following its appointment, by the Company's transfer agent, and the Subscriber will receive a written statement of the information required by applicable law with respect to uncertificated shares.

5. RETURN OF FUNDS; AUTOMATIC CANCELLATION; ALTERNATIVE CORPORATE PURPOSE ELECTION

5.1. If an acquisition stage identified in the Offering Circular will not proceed, whether because negotiations have ceased, have stalled for 120 consecutive days without substantive progress, or because the Company has elected to pursue a materially changed structure, the Company will deliver to the Subscriber, by mail or electronic delivery to the address set forth on the signature page, a written notice describing the circumstances and identifying the specific alternative corporate purposes, as enumerated in the Offering Circular under "Use of Proceeds: Alternative Corporate Purposes," to which the Subscriber may elect to apply the Subscriber's attributable escrowed funds.

5.2. The Subscriber will have 20 business days from the date of such notice to make an affirmative election in writing or by electronic election. If the Subscriber affirmatively consents, the Subscriber's attributable funds will be applied only to the alternative corporate purpose specified in the election. If the Subscriber does not respond, or declines, the Subscriber's attributable funds will be returned to the Subscriber without deduction promptly following the end of the election period. Under no circumstances will the Subscriber's silence or failure to respond be treated as consent. Proceeds of the offering will not be applied, with or without the Subscriber's consent, to the acquisition of any company not identified by name in the Offering Circular.

5.3. AUTOMATIC CANCELLATION. The Subscriber agrees that any return of the Subscriber's attributable escrowed funds pursuant to this Agreement or the procedures described in the Offering Circular will be accompanied by the automatic cancellation, without any further action by the Subscriber or the Company, of the Shares attributable to the returned funds, and the Subscriber irrevocably authorizes the Company and its transfer agent to record such cancellation on the stockholder records of the Company. Upon such cancellation and return of funds, neither party shall have any further obligation to the other with respect to the cancelled Shares.

6. TERMINATION OF THE OFFERING

6.1. The offering will terminate one year from the date of the Offering Circular, unless earlier terminated by the Company in its discretion or extended by the Company for up to an aggregate of 180 additional days as described in the Offering Circular. If both acquisitions identified in the Offering Circular fail to proceed, the Company will terminate the offering and all remaining escrowed funds will be returned to subscribers without deduction, and the Shares attributable to the returned funds will be cancelled as provided in Section 5.3.

7. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber represents and warrants to the Company as follows:

(a) The Subscriber has received the Offering Circular, including the sections titled "Risk Factors," "Dilution," "Plan of Distribution," and "How We Plan to Use Proceeds from the Sale of Our Shares," and the financial statements included therein. In deciding to subscribe, the Subscriber has relied solely on the information contained in the Offering Circular and has not relied on any other information, representation, or warranty.

(b) The Subscriber understands that an investment in the Shares involves a high degree of risk, including the risk of loss of the Subscriber's entire investment; that the Company is a shell company as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), with no operations and no revenues; that resales of the Shares will be subject to the restrictions of Rule 144(i) under the Securities Act; that there is no public market for the Shares and no assurance that any market will develop; and that the Subscriber may be required to bear the economic risk of this investment indefinitely.

(c) The Subscriber understands that the offering is a best efforts offering subject to a minimum offering amount of $8,210,000; that proceeds will be held in escrow and released only after the minimum offering amount has been reached and upon the milestone conditions described in the Offering Circular; that the acquisitions described in the Offering Circular have not closed and may never close; and that if funds attributable to the Subscriber are returned, the Shares attributable to those funds will be automatically cancelled as provided in Section 5.3.

(d) The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber's investment in the Shares is suitable for the Subscriber in light of the Subscriber's financial condition, investment objectives, and needs.

(e) The Subscriber is subscribing for the Shares for the Subscriber's own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares in violation of applicable securities laws.

(f) If the Subscriber is a natural person, the Subscriber is at least 18 years of age and has full legal capacity to execute and deliver this Agreement and to perform the Subscriber's obligations hereunder. If the Subscriber is an entity, the Subscriber is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf is duly authorized to do so.

(g) This Agreement constitutes a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, and the execution, delivery, and performance of this Agreement do not violate any agreement, instrument, judgment, or law applicable to the Subscriber.

(h) The Subscriber is a resident of, or if an entity has its principal place of business in, the jurisdiction set forth on the signature page, and the offer and sale of the Shares to the Subscriber occurred, and this subscription was executed, in a jurisdiction in which the offering has been qualified or is exempt from qualification.

(i) The Subscription Amount was not derived from, and the subscription does not further, any unlawful activity. The Subscriber is not a person, and is not owned or controlled by or acting on behalf of a person, that is the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other applicable sanctions authority, and the Subscriber will provide such information and documentation as the Company, the Escrow Agent, or the transfer agent may reasonably request to comply with anti money laundering, know your customer, and sanctions requirements.

(j) The Subscriber understands that no federal or state agency, including the Securities and Exchange Commission, has passed upon the merits of, or given its approval to, the Shares or the offering, and that the offering is being made pursuant to Tier 2 of Regulation A under the Securities Act.

(k) The Subscriber acknowledges that the taxation consequences of an investment in the Shares depend on the Subscriber's individual circumstances and that the Subscriber has had the opportunity to consult the Subscriber's own legal, tax, and financial advisers with respect to this investment.

(l) All information provided by the Subscriber in this Agreement, including on the signature page, is true, correct, and complete as of the date hereof, and the Subscriber will promptly notify the Company of any material change in such information occurring prior to the Company's acceptance of this subscription.

8. INVESTMENT LIMITATION FOR NON ACCREDITED INVESTORS

8.1. The Subscriber understands that, unless the Shares are listed on a national securities exchange upon qualification, no sale may be made pursuant to Rule 251(d)(2)(i)(C) of Regulation A to a subscriber who is not an accredited investor if the aggregate purchase price paid by such subscriber is more than 10 percent of the greater of the subscriber's annual income or net worth, in the case of a natural person (with annual income and net worth determined as provided in Rule 501(a) of Regulation D, excluding the value of the subscriber's primary residence), or 10 percent of the greater of the subscriber's annual revenue or net assets at fiscal year end, in the case of a subscriber that is not a natural person.

8.2. If the Subscriber is not an accredited investor, the Subscriber represents and warrants that the Subscription Amount, together with any other amounts paid by the Subscriber for securities in this offering, does not exceed 10 percent of the greater of the Subscriber's annual income or net worth, if the Subscriber is a natural person, or 10 percent of the greater of the Subscriber's annual revenue or net assets at most recent fiscal year end, if the Subscriber is not a natural person.

9. ACCREDITED INVESTOR STATUS

9.1. The Subscriber shall indicate on the signature page whether the Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act. Categories of accredited investor applicable to natural persons include, among others: a natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000, excluding the value of the person's primary residence; a natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year; and a natural person holding in good standing one or more professional certifications or designations recognized by the Securities and Exchange Commission for this purpose. Entity categories include, among others, entities with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, and entities in which all of the equity owners are accredited investors. The full definition is set forth in Rule 501(a) of Regulation D.

10. REPRESENTATIONS OF THE COMPANY

10.1. The Company represents and warrants to the Subscriber that: (a) the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Wyoming; (b) the offering statement of which the Offering Circular forms a part has been qualified by the Securities and Exchange Commission under Regulation A, and no order suspending such qualification has been issued and remains in effect; and (c) upon acceptance of this subscription and issuance of the Shares in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid, and non assessable.

11. SURVIVAL

11.1. The representations, warranties, agreements, and acknowledgments of the Subscriber and the Company contained in this Agreement shall survive the acceptance of this subscription and the issuance of the Shares.

12. NO WAIVER OF SECURITIES LAW RIGHTS

12.1. Nothing in this Agreement shall be deemed to constitute a waiver by the Subscriber of any rights of the Subscriber, or of the Company's compliance with any obligation of the Company, under the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, or under any applicable state securities laws.

13. MISCELLANEOUS

13.1. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without regard to conflicts of law principles, except that nothing in this Section limits or affects the rights and obligations of the parties under the federal securities laws. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County, Florida for any action arising out of or relating to this Agreement, except that this submission does not apply to, and does not limit the forum in which a party may bring, any action arising under the federal securities laws.

13.2. Notices. Notices under this Agreement shall be in writing and shall be deemed given when delivered personally, when sent by electronic mail to the address provided by the receiving party, or three days after being mailed by registered or certified mail, in each case to the Company at its principal office at 1031 Ives Dairy Road #53, Suite 228, Miami, FL 33179, or to the Subscriber at the address set forth on the signature page, or to such other address as a party may designate by notice.

13.3. Entire Agreement; Amendment. This Agreement, together with the Offering Circular, constitutes the entire agreement between the parties with respect to the subscription and supersedes all prior agreements and understandings with respect thereto. This Agreement may be amended only by a written instrument signed by both parties.

13.4. Assignment. The Subscriber may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

13.5. Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect, and the invalid or unenforceable provision shall be deemed modified to the minimum extent necessary to make it valid and enforceable.

13.6. Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and may be executed and delivered by electronic signature and electronic transmission, which shall be valid and binding for all purposes.

SUBSCRIBER SIGNATURE PAGE

By signing below, the Subscriber subscribes for the number of Shares stated below on the terms of this Agreement and certifies that the representations and warranties in this Agreement, including the investment limitation representation in Section 8 if applicable, are true and correct.

Number of Shares subscribed for: _________________________________________

Aggregate Subscription Amount at $1.00 per Share: $_________________________________________

Accredited investor status (check one):

[ ] The Subscriber IS an accredited investor as defined in Rule 501(a) of Regulation D.

[ ] The Subscriber IS NOT an accredited investor, and the Subscriber makes the investment limitation representation in Section 8.2 of this Agreement.

Exact name in which the Shares are to be registered: _________________________________________

Type of ownership (individual, joint, entity, custodial, other): _________________________________________

Residence or principal business address: _________________________________________

City, State or Province, Postal Code, Country: _________________________________________

Taxpayer identification or social security number: _________________________________________

Email address: _________________________________________

Telephone: _________________________________________

Signature of Subscriber: _________________________________________

Name and title of signatory (if Subscriber is an entity): _________________________________________

Date: _________________________________________

ACCEPTANCE BY THE COMPANY

The Company hereby accepts the foregoing subscription for the number of Shares set forth below, effective as of the date set forth below.

Number of Shares accepted: _________________________________________

TEJASCORE TECHSYSTEMS INC.

By: _________________________________________

Name: Yogesh Choudhary

Title: Chief Executive Officer

Date of acceptance: _________________________________________